Exhibit 99.1

Operator:

Thank you for joining the conference called to introduce the business combination between Arya Science’s Acquisition Corp and Immatics Biotechnologies. I’d like to introduce Jordan Silverstein from Immatics to kick off the call.

JS:

Thank you.

JS:

Please note that today’s presentation is neither an offering of securities nor a solicitation of a proxy vote. The information discussed today is qualified in its entirety by the registration statement containing a prospectus proxy statement that Arya and Immatics will be filing with the SEC in the future. The shareholders of Arya are urged to read those filings carefully when they become available because they will contain important information about the proposed transaction.

JS:

Additionally, during the presentation will make certain forward looking statements that reflect our current views related to our future financial performance future events, and industry and market conditions, as well as forward looking statements related to the business combination including expected benefits, product pipeline, financial projections, financing and the timing for the completion of the business combination.

JS:

These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from what may be indicated in the forward looking statements we strongly encourage you to review the information reports Arya files with the SEC regarding your specific risks and uncertainties. In particular those—those that are described in the risk factors section of Arya’s most recent filed annual reports on Form 10-K.

JS:

And with that I’d like to hand the call over Adam Stone, who is the Chief Investment Officer of Perceptive Advisors who sponsored Arya Science Corp.

JS:

Please go ahead Adam.

AS:

Thanks Jordan.

AS:

Good morning everyone, and thanks for joining our call today. This is Adam Stone. I’m the CEO of Arya Science’s Acquisition Corp and I’m the Chief Investment Officer of Perceptive Advisors. I’m joined this morning on the call by Harpreet Singh, the CEO and founder of the Immatics biotechnologies.

AS:

We are extremely pleased that earlier this morning we announced a combination of Arya sciences and Immatics Biotechnologies. Concurrently with this combination we announced an oversubscribed $104 million private placement of equity led by us and Perceptive Advisors. The PIPE includes strong participation from existing Arya shareholders, existing Immatics shareholders and leading healthcare specialists including the Redmile group, Federated Kaufman, RTW investments, Sphera Fund, and other significant undisclosed biotech focused investors.

AS:

The entire research organization efforts that Perceptive has spent the past seventeen months diligently working to find the best possible company to merge with Arya. We are gratified that our patience has led us to this deal which we feel epitomizes the potential for the best private biotech companies to utilize SPACs to facilitate access to the public capital markets.

AS:

Immatics is exactly the type of company we had hoped to combine with us when we initially raised our SPAC.

AS:

We were looking for a company with disruptive potential that is what we believe we have found in Immatics. Immatics is a platform company with a leadership position in the TCR based therapeutics space beginning with cell therapy candidates designed to disrupt the current solid tumor treatment paradigms. The company’s platform is further validated by multiple strategic partnerships with blue chip biotech and pharma companies such as GSK, BMS, Genmab, Amgen, and Morphosys.

AS:

Immatics balance sheet will also be a differentiator. In addition to the approximately $120 million dollars on Immatics’ balance sheet today we hope to add the full $140 million held in Arya trust it with a $104 million PIPE mentioned earlier. We will make Immatics one of the best capitalized public biotech companies at the time of their public debut. Affording them unprecedented flexibility and runway to prosecute their pipeline and add significant value for shareholders and for patients.

AS:

With that I’d like to hand it over to Harpreet Singh, CEO of Immatics to walk you through the rest of the Immatics story.

HS:

Adam, thank you very much. I’m Harpreet Singh, Cofounder and CEO of Immatics Biotechnologies. I would like to thank Adam, Joe, Mike, Konstantine and the rest of the Perceptive team for your confidence and your belief in what we are doing at Immatics.

HS:

We are looking forward to the partnership with Perceptive and Arya. with whom we share a vision to deliver a true impact to lives of cancer patients.

HS:

So let me introduce you to actually what Immatics does and what our story is. And for that purpose there is a slide deck published on the SEC website as well as on our company website that I trust you have in front of you. I suggest that we move right to slide number 4 as Adam most kindly covered the introduction to Immatics already.

HS:

As I said, we want to make a difference for cancer patients as our mission is to deliver the power of T Cells to cancer patients. We achieve this making a difference scientifically. Particularly in the solid cancer space, we believe that targets are THE key to unlocking cancer immunotherapies. And so if you are familiar with the CAR-T space and the antibody space which I trust many of you are, you are probably also familiar with the success of CAR-T in hematological indications. However, we have seen that CAR-T has not been as successful as we hoped in solid cancers. And one reason that we and other partners actually think this is the case is because CAR-T as well as antibodies are limited in targeting only the surface proteins on cancer cells. And that only constitutes 20-25% of the cancer proteome. Most of the targets are actually hidden below that surface -they are intracellular. We have systematically looked at the cancer proteome and actually discovered that most relevant targets that are present in solic cancers are intracellularly located and thus not accessible to CAR-T and antibody therapies. Now the only way to do this through immunotherapies based on T-cell receptors. These are receptors that are presented on T Cells and can recognize such intracellular targets so called peptide-HLA targets, also called pHLA. And we have a leading expertise in this field as we were the ones that actually started looking at these targets already two decades ago and systematically over the last 10-15 years built an expertise that allows us to really understand what these pHLA targets are. These pHLA targets present a target space that’s 300% increased versus the CAR-T and target space and we have a number of technology platforms that firstly allow us to discover such pHLA targets but also create the right T-Cell receptors to unlock immunotherapies for solid cancers.

HS:

So based on what I just described, novel cancer targets and the right T-cell receptors, we are building a broad proprietary pipeline as shown on slide number 5. The pipeline constitutes 2 product classes, Adoptive Cell Therapy (or ACT) and TCR Bispecifics, which we call TCER. We have four clinical stage programs in Adoptive Cell Therapy. Our lead programs are called ACTengine which is essentially what other people also call TCR-T, with 3 programs in the clinic. We also have a next generation allogeneic T-cell program currently at pre-clinical stage. And a multi-target program in the clinic introducing to a novel way to treat cancer.

HS:

The other product class is TCERs. These are Bispecifics which we will cover in a moment. We have 2 product candidates currently in pre-clinical stage.

HS:

Besides the propriety pipeline, we have also engaged with a range of great partners and are very excited to have these partnerships in place shown on slide 6 which also displays the confidence that leaders in this industry have in what we are doing. These partners have licensed targets of Immatics—these are targets that are not overlapping with our proprietary pipeline. Based on the sheer number of targets we have available these partnerships allow us and them to build value more broadly than we could do on our own. This chart shows the alliances we have concluded in the last four years: Amgen in 2017 and Genmab in 2018—both partnerships are in the field of Bispecifics. And recently with Celgene (now Bristol Myers Squibb) and GSK—2 partnerships in the field of Adoptive Cell Therapy. So, the partnered pipeline nicely mirrors what we are also establishing in our proprietary pipeline.

HS:

Let me walk you through our scientific story and slide #7 really serves as an agenda for that. It’s three elements that we pursue. Firstly, identify true targets in the right TCRs with our proprietary technology platforms called XPRESIDENT and XCEPTOR for target and TCR discovery. Secondly deliver this to therapeutic pipelines of adoptive cell therapies and TCR bispecifics. This is the core of Immatics and our mission to is deliver the the power of T cell to cancer patients and be a company that is laser-focused in creating new products candidates that are moved as fast as possible towards BLA filing.

And thirdly we have a pioneered a new approach in immunotherapies that could open the way how immune therapies work in the 21st century, which we call multi-targeted personalized precision therapy.

HS:

Let’s talk about the first element very briefly- one slide per platform. Slide #8 gives you an overview of our XPRESIDENT platform that allows us to discover true cancer targets. We have very systematically explored through what we call the cancer immunopeptidome program, explored hundreds and thousands of cancer and normal tissue samples, which covers 20 major indications in cancer, and more than 40 types covering all major organs in normal tissues. We’ve identified more than 400 million MS/MS Spectra, these are target peptide signals resulting into 8,000 different targets which we have filed into patent applications and that show varying degrees of tumor selectivity.

HS:

For the last couple of years, we focused on more than 200 prioritized targets which have the highest degree of tumor selectivity. These prioritized targets group into three target classes. Class 1 which constitutes well known and characterized parent protein from which we have identified peptides, e.g. from the MAGE family, PRAME, WT1etc. Even in this target space, what really matters, what is the right peptide. We have seen cases out there where the wrong peptide discovered on cell lines, has been used even up to clinical trials, although there was no evidence for their natural presentation.

The second and the third class constituting the majority of our 200 prioritized targets are unknown and poorly characterized parent protein like COL6A3 exon 6 as well as Crypto-targets and neoantigens. All of these have been discovered with our leading XPRESIDENT platform, which is based on mass spectrometry with an unprecedented sensitivity down to the attomolar range, and the only immunopeptidomics technology to my knowledge that is quantitative.

It allows us to discover relevant naturally presented targets. We also have extensive data set of identified peptides from normal tissues, which is very important in creating highly specific TCRs.

HS:

This takes me to the second part of our scientific foundation, the TCR platform, that’s on slide #9. We have created a proprietary platform that allows us to discover, engineer, and validate T-cell receptors. It is one of the fastest and most sufficient discovery platforms starting from multiple and some cases up to 150 TCRs per pHLA target which is a distinction from what others do. The other unique aspect is how we achieve to create highly specific TCRs through what we call XPRESIDENT-guided on- and off-target toxicity screening which allows us early in the process to deselect cross-reactive TCRs. So, when we start with let’s say 100 TCRs we understand that most of them are cross reactive, and that finding truly specific TCRs is an abnormality. To find these abnormally specific TCRs we have to start with as many TCRs as possible to get there.

Once we have such a highly specific TCRs, we can use either them for adoptive cell therapy shown on the left side, for which we can either use the natural ones or an optimized natural TCR with micromolar affinity which we use genetic engineering in our autologous and allogeneic T cell programs. Alternatively, we can use these parental TCRs to create TCR Bispecifics on the right side of this chart. In order to create Bispecfics we have to affinity-maturate these TCRS up to nanomolar affinity, a thousand-fold increase Again, in this field of Bispecifics we have a unique setup that’s called XPRESIDENT-guided similar peptide counter-screening which allows us to preserve the specificity of the parental TCRs.

This constitutes the foundation with the true targets that are shown and proven to be naturally presented on real tumor tissues from real patients, as well as the right TCRs, that have the right affinity and very importantly, the right specificity, with a minimized risk—from our point of view, based on the data that we have - to show off-target toxicities.

HS:

Now comes the fun part: how we turn his into something that can help cancer patients. As said, we have two product classes: adoptive cell therapies and Bispecifics.

HS:

Let me start with adoptive cell therapies, slide number 11.

Our lead program is called ACTengine. It’s our engineered TCR-T cell therapy. Always starting with the cancer patient, this is a personalized autologous approach, where we first check for the presence of our targets by biomarker profiling of a fresh biopsy taking from the patient.

Once we confirm the target is really present in the tumor, we get access to the patient’s own T cells through a process called leukapheresis, and genetically engineer them through a lentiviral vector that encodes our proprietary TCR directed to our target.

These T Cells can then be rapidly expanded; we have a very short process of only 5-6 days of manufacturing, then infuse into these patients following lymphodepletion by a short-term application of fludarabine and cyclophosphamide. So this approach is used for each program, one proprietary TCR per proprietary target. We have 3 first human trials ongoing in ACTengine. Given the potency of the TCRs, these trials have to start with a cautious dose escalation starting with a very low dose. And we will show the very first data on this low dose applied in a moment.

HS:

The targets we are employing in our ACTengien programs are shown on slide 12, with the current clinical programs being IMA201, IMA202 and IMA203. These are TCR product candidates that are directed against peptides we have confirmed to be naturally present in cancers, including MAGEA4/A8, MAGEA1 and PRAME. These are what I called before Class 1 or bucket 1 targets. So the protein names may sound very familiar to you but what really matters is what peptides we’ve chosen. Peptides that we understand are truly presented, naturally presented; that show very high specificity and very importantly, given our capability to quantitate these peptides high frequency of presentation. We have deliberately chosen peptides that show very high copy numbers per tumor cell. If you compare that to other typical pHLA targets in the field, we’ve chosen NY-ESO-1 as one example you can see that our targets are a magnitude higher in copy number, which we think is a real advantage, . As you can see on this slide, we have also chosen peptides are very well expressed in a number of relevant cancers.

HS

I’m also very excited about our IMA204 program, which is currently at preclinical stage and will move into IND stage next year. This is a proprietary TCR against a completely novel type of target called COL6A3 exon 6. This is a peptide derived from a tumor specific splicing variant and it expressed exclusively in tumor stroma. It’s the first time actually we are really targeting tumor stroma.

HS:

As mentioned before and shown on slide 13, we have a proprietary manufacturing setup that currently has a vein-to-vein time, one of the most important metrics to understand logistics and cost of goods of adoptive cell therapies, of 19-20 days which we can ultimately bring down to 10 to 11 days. This proprietary manufacturing system allows us to create younger and better persisting T-Cells. We create these T cells in our own facility that we have in Houston, Texas.

HS:

And let me show you the very clinical first data, with the data cut-off as of January 2020 that I also showed at the JP Morgan Healtcare Conference. Without going into too many technical details on slide 14: this is the very first data from the very first patient we infused with ACTengine.

HS:

At this lowest dose, which is 5-10% of the target dose that we are going for, we’ve seen very high frequencies of persisting circulating T cells to the specifically directed to our peptide targets - up to 45% of all CD8 T Cells which has been a surprise to us; and comparable to a similar study where we used 100 fold higher dose. Also, these T-Cells persist up to 12 weeks – this is as far we have measured them now. In addition, we also see that in serial biopsies, that these T-cells can infiltrate the tumor tissue; they have not been existing in the tumor tissue prior to infusion. And this really matters. If you look at other immuno-therapies, they build their mechanism of action on T-cells that are already pre-existing in the tumor. This is a different type of immunotherapy. These are targets that are typically not targeted by T-Cells that are pre-existing. We are actually moving completely new T-Cells into the tumor with new target specificities.

HS:

So I mentioned the vein-to-vein time of 10-11 days for our ACTengine approach. What’s even better is a vein-to-vein time of zero days. This can be achieved with our ACTallo approach which you will find on slide number 15. This is a second generation Allogeneic T-cell approach. We’ve decided to use Gamma delta T-cells. One reason to use gamma delta T cells is they’re very abundant in blood and they don’t cause graft-versus-host disease. We can also expand them very rapidly to very high numbers in a GMP-compliant manner. We have created a proprietary manufactoring protocol that will allow us – from a single donor leukapheresis—topotentially generate hundreds of doses instead of just tens of doses which is what we see currently in the industry. So this could become a very promising off-the-shelf approach. Some of the data that you see here—and I won’t go into details - shows that once these gamma delta T cells are equipped with our proprietary T-cell receptor are very effective in killing tumor cells.

HS:

Let me switch gears to our TCR Bispecifics, slide number 16. This is a true off-the-shelf antibody-like drug. Most of you are probably familiar with bispecifics. Our TCERs are composed of 2 specificities: one is our TCR that recognizes the tumor cell and the other one, a T cell recruiter like CD3 (but we also have other T cell recruiters in our pipeline). These form a “bridge” that connects tumor cells and T cells. . The TCER first binds to a tumor cell and then recruits and activate T cells to induce tumor killing.

HS:

This molecule is coupled with a Fc domain that allows us to generate antibody-like stability and half-life. And our TCERs are built from our T-cellreceptors as shown on slide 17. They have already been covered before so let’s move right to slide 18 which give you an overview of our lead candidate for TCER called IMA401. This proprietary bispecific product candidate is directed towards an undisclosed target. We are leveraging our proprietary TCR bispecifics format which has a significantly extended half-life compared to competitor molecules. In vitro, this has shown very high potency and a very low concentration required for killing of tumor cells that actually expressed the physiological levels of the target peptides. In in vito models like xenograft mice we’ve seem complete tumor allocation down to 0.01 milligram per kg body weigth which is a very low dose. We all understand that there are mice and not humans and that we can only truly show what TCERs can do in clinical trials. However, this is very good data that we see and love. Based on that and the physicochemical characteristics, we’ve decided now to push the button and move this to GMP manufacturing and achieve an IND filing for IMA401 by the end of 2021.

HS:

Let me approach the end of this presentation and give you an outlook on what immunotherapy in the 21st century could look like. This is what we call multi target personalized precision therapy. I believe you realized that we have a lot of targets and T-cell receptors with the right tools in place to utilize them. And what we see day to day when we do our research is that tumors are heterogenous and express different peptides and targets. We often see that they often even express two or three of the targets that we have found. So wouldn’t it make sense to actually go after these targets simultaneously? And this is really our vision we have started thinking about. It’s not just a vision, it is becoming reality now. We have already started a clinical trial called ACTolog which is found on slide 20. This is really a proof of principle or pilot trial and not necessarily a product that we are going to pursue. But this pilot trial, ACTolog, has actually given us very interesting data on the feasibility and immunogenicity of these targets. In this trial we are exploring autologous T cells that directed against a range of targets. And for the very first time, we have given patients two or three T cell products simultaneously. These are not genetically engineered products but natural T cells that have been selected directly from these patients and then infused.

HS:

The preliminary clinical data as of January 2020is shown on slide 21. We see in the first 12 patients that we have treated – that we could administer very high doses and various products – 1,2 or 3 T-cell products – simultaneously. So this is feasible, and we could actually also establish very high, specific T cell levels in these patients – accompanied also by T cell filtration into the tumor. So far, very good safety assessment and some patients actually showing very interesting clinical courses, that I’ve also shown in more detail at the AACR cell therapies meeting last year.

HS:

This is the basis for one of our long-term visions, shown on slide number 22. So ACTolog, as I said, is a multi-target cell therapy pilot study. ACTengine shows how we can apply cell therapy into a genetically engineered setting – which is very effective and we can manufacture these T cells within only 5 to 6 days, and a vein to vein time of 10 to 11 days. But why stop there? Why not actually take a 203 T cell receptor, that’s directed against PRAME and a COL6A3 T cell receptor that’s direct against stroma and combine them to hit tumor cells and stroma cells at the same time – no one has done that before according to my knowledge. And why stop there? Why not—down the road—create a whole warehouse of TCRs? Providing to patients coming in—depending on what targets they express in their tumors –in a very personalized fashion multiple TCRs. That’s what we call Personalized Multi-Target TCR Therapy. This is not just a vision we strive for. We are putting this into reality and we believe that could be something that could deliver complete responses, even durable complete responses down the road.

HS:

Let me introduce you our leadership team on slide number 23. You heard Jordan Silverstein, our Head of Strategy, at the beginning. I’m very pleased to give you this presentation as the CEO and Co-founder of the company—and we have an excellent leadership team in place across Europe and the US, based in Houston, Texas and New York City – and in Tübingen and Munich, Germany. I’m really proud of our whole transatlantic organization. The company has around 200 FTEs, with a significant portion of our staff sitting in the US. We are a truly hybrid US-German company and operating globally with all these different functions shown on slide number 24.

HS:

And lastly, on Slide 25, Intellectual Property is very important to us. We’ve built a very strong IP position over a decade now, covering over 8000 cancer targets, TCRs and technologies. And over 220 granted patents over in the US –which is very important.

HS:

So, I will not give you details on the transaction on slide 26 and 27, I think you can read through all of this in detail in the SEC filing.

HS:

Just to close on the last slide number 29.A lot of achievements that we have up to date, but we really like to focus on the near-term value inflection points which will happen in the next two years. On ACTengine, we will see the next combined clinical data read-out for 201, 202, 203, in the fourth quarter of 2020. And we’re expecting, early in 2021 already to file an IND for 204. On the TCER, we’re expecting end of 2021 – to file an IND for our first TCER program and establish already by the end of this year preclinical proof of concept for IMA402. And this is just a part of our whole pipeline, I’m not even mentioning here our allogeneic programs and the long-term vision of personalized multi-TCR therapy.

HS:

With that, I’d like to close. Again, apologies for dropping out in between and thank you for your patience and attention.

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